UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 6, 2013

AWG INTERNATIONAL WATER CORPORATION

(Exact Name of registrant as specified in its Charter)

Nevada	333-141927	20-4047619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7721 E. Trent Ave. Spokane Valley, WA	99212
(Address of principal executive offices)	(Zip Code)

(509) 474-9451

(Registrant’s telephone number, including area code)

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities

On February 5, 2013, the Company entered into a Consulting Agreement with Frontier Mutual, LLC, (“Frontier”) a Company owned and controlled by Wes Sodorff.  Mr. Sodorff will act as an independent consultant through Frontier Mutual, LLC.

The Agreement provides for equity compensation as follows:

The Company will grant Frontier warrants to purchase 1,500,000 Company common shares.  This warrant may not be exercised before February 1, 2014.  The warrant exercise price will be $0.03 per share.  The warrants will expire February 1, 2017.

Additionally, the Company will grant Frontier warrants to purchase 1,000,000 Company common shares.  The warrant exercise price of will be $0.03 per share.  The right to exercise the warrants will be subject to the following conditions:

If Frontier originates new product sales totaling at least $1,000,000 at a 35% gross margin before August 1, 2014, Frontier will have the right to exercise all of the warrants.  If Frontier fails to reach the $1,000,000 sales target, the warrants will be proportionately reduced.  The warrants will expire on February 1, 2017.

Item 5.02

Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2013, the board of directors nominated Wes Sodorff to be seated as a director filling an existing vacancy on the board of directors.  On February 6, 2013,  Mr. Sodorff consented to join the Company's board of directors.

Wesley Sodorff

Wesley Sodorff, age 65.  Since August 2010, Mr. Sodorff has been a business consultant acting through his limited liability companies.

Mr. Sodorff was the owner and President of Tire Dealers, Ltd, dba Spokane Tire Factory, a retailer of automotive tires and services in Spokane, Washington from 1992 until August 2010.  Due to the economic crisis which began in the fourth quarter of 2008, the Spokane Tire Factory began to experience a dramatic decline in revenue which ultimately resulted in bankruptcy.  On May 6, 2010, Tire Dealers, Ltd. filed a Chapter 7 petition in the United States Bankruptcy Court for the Eastern District of Washington, Case Number 10-02788-PCW7.  Tire Dealers, Ltd. was liquidated and the matter was closed on August 2, 2010.

Mr. Sodorff has served the Company as key financial adviser.  Mr. Sodorff has advised the Company on business development, corporate finance, due diligence and financial accounting matters.

Mr. Sodorff was initially engaged by the Company on October 18, 2010 under the terms of a Financial Advisory Agreement whereby he would, among other things, advise the Company in regard to the proposed AWG International, Inc. business combination which the Company had announced in June 2010.  Mr. Sodorff was paid a stock fee of 1,200,000 common shares for his assistance.  The Agreement expired December 31, 2010.

On October 1, 2011, the Company entered into a Financial Advisory Agreement with 7721 E. Trent, LLC, a company owned and controlled by Mr. Sodorff.  The Agreement provided for Mr. Sodorff to continue providing assistance to the Company in regard to the proposed AWG transaction including financial structuring and accounting advice.  The compensation under the October 2011 agreement was $10,000 per month.  The term of the Agreement was three months and the Agreement expired December 31, 2011.  7721 E. Trent, LLC was paid $20,000 for services rendered to the Company during the term of this Agreement.  The $10,000 balance was paid in January 2012.

On January 1, 2012, a Financial Advisory Agreement was entered into with Frontier Mutual, LLC, a limited liability company owned and controlled by Mr. Sodorff.  The compensation under the January 2012 Agreement provided for the payment of $10,000 per month commencing on February 1, 2012.  The Agreement expired December 31, 2012.

Mr. Sodorff, through his limited liability company, 7721 E. Trent, LLC, has provided business planning advice to AWG International, Inc.   For that advice, during 2010, AWG compensated 7721 E. Trent, LLC with the payment of thirty thousand (30,000) AWG International, Inc. common shares.

The Company has entered into a new Consulting Agreement with Frontier Mutual, LLC.  A copy of the Agreement is attached as Exhibit 10.0

Item 9.01

Financial Statements and Exhibits

Exhibits

Number

Description

10.0

Consulting Agreement with Frontier Mutual, LLC dated February 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2013

AWG International Water Corporation

/s/ Keith White

______________________________

By:  Keith White

Title:  Chief Executive Officer

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